UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      January 18, 2010

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 18, 2010, the Board of Directors of Solitron Devices, Inc. (the "Company") adopted a Code of Business Conduct and Ethics (the "Code") applicable to all directors, officers and employees of the Company.  The Code is also applicable to independent contractors of the Company, which have acknowledged receipt of the Code and their obligations to comply with the Code.  The Code is intended to provide guidance to directors, officers, employees and applicable independent contractors to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help to preserve the culture of honesty and accountability at the Company.  The Code supplements the Company's Code of Ethics for Senior Financial Officers.  A copy of the Code is attached to this current report on Form 8-K as Exhibit 14.1 and incorporated herein by reference.  The Code will also be placed on the Company's website as soon as practicable.

Item 9.01.     Financial Statements and Exhibits.

(d)        Exhibits:

14.1      Solitron Devices, Inc. Code of Business Conduct and Ethics.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 22, 2010	SOLITRON DEVICES, INC.

/s/ Shevach Saraf
Chairman, Chief Executive Officer,
President, Chief Financial Officer
& Treasurer

EXHIBIT INDEX

Exhibit No.	Description

14.1	Solitron Devices, Inc. Code of Business Conduct and Ethics.